SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2003

MOOG INC.
 (Exact name of registrant as specified in its charter)

New York	1-5129	16-0757636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

East Aurora, New York	14052-0018
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:	(716) 652-2000

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On September 16, 2003, Moog Inc. issued a press release announcing the closing of the public offering and sale of 2,012,500 shares of Class A common stock at a price of $38.00 per share. The information contained in the press release dated September 16, 2003 is incorporated by reference into this report and filed as Exhibit 99.1 hereto.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

	No.	Description

	99.1	Press Release dated September 16, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated: September 16, 2003	By:	/s/ Donald R. Fishback
	Name:	Donald R. Fishback
	Title:	Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 16, 2003.